Exhibit 10.2

FORM OF STOCKHOLDER AGREEMENT
This STOCKHOLDER AGREEMENT (this “Agreement”) is entered into as of the Agreement Date (as defined below) by and among Castlight Health, Inc., a Delaware corporation (“Castlight”), and the stockholders listed on Annex A (each such stockholder, as to himself, herself or itself, “Stockholder”) of Jiff, Inc., a Delaware corporation (“Jiff”). “Agreement Date” means, as to any Stockholder, the date set forth on the signature page hereto executed by such Stockholder. Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

RECITALS
A.    Each Stockholder has executed and delivered this Agreement in connection with, and concurrently with the execution and delivery of, that certain Agreement and Plan of Merger and Reorganization, dated as of January [4], 2017 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Castlight, Neptune Acquisition Subsidiary, Inc., a Delaware corporation and a direct or indirect, wholly owned subsidiary of Castlight (“Merger Sub”), and Jiff, pursuant to which Merger Sub will, on the terms and subject to the conditions set forth therein, merge with and into Jiff (collectively, with the other transactions contemplated by the Merger Agreement, the “Merger”), with Jiff to survive the Merger and become a direct or indirect, wholly owned subsidiary of Castlight.

B.    Each Stockholder has agreed to enter into this Agreement as an inducement to and in consideration for the willingness of Castlight to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and other agreements contained in the Merger Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Restrictions on Shares.
1.1    Each Stockholder, as to himself, herself or itself (severally and not jointly), agrees that, from the Agreement Date until the Expiration Time (as defined below), he, she or it shall not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Shares (as defined in Section 2) or any securities convertible into or exercisable or exchangeable for Shares (including without limitation, Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), in each case, that are owned of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (including holding as a custodian), whether now owned or hereinafter acquired, or publicly disclose the intention to make any such offer, sale, purchase, pledge, grant, transfer or disposition, (ii) enter into a ny swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or such other securities described in clause (i) that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned and whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any similar right with respect to the registration of any shares of Shares or any security convertible into or exercisable or exchangeable for Shares, (collectively, “Transfer”); provided that such Stockholder may (a) if such Stockholder is a partnership, limited liability company or corporation, distribute Shares to its partners, members, equity holders or affiliated entities (as applicable), (b) if such Stockholder is an individual, Transfer any Shares to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (c) Transfer any Shares for charitable purposes as charitable gifts or donations, and (d) Transfer any Shares upon the death of such Stockholder (each, a “Permitted Transfer”); provided, further, that any such Permitted Transfer shall be permitted only if, as a condition to the effectiveness of such Permitted Transfer, (i) the transferee agrees in writing to be bound by all of the terms of this Agreement with respect to the Shares subject to such Permitted Transfer to the same extent as such transferring Stockholder is bound thereunder and (ii) such Permitted Transfer would not require registration pursuant to any applicable federal or state securities Laws or result in Jiff being required to register any class of its equity securities with the SEC. As used herein, the term “Expiration Time” as it applies to any Stockholder shall mean the earlier of (A) the Effective Time and (B) the termination of the Merger Agreement in accordance with its terms. Any Transfer in violation of this Section 1.1 shall be null and void ab initio with respect to Shares so transferred.
1.2    From the Agreement Date until the Expiration Time, and except for proxies granted in accordance with Section 2, each Stockholder, as to himself, herself or itself (severally and not jointly), agrees he, she or it shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement with respect to any of the Shares.
1.3    Any shares of Jiff Capital Stock that a Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership on or after the Agreement Date and prior to the Expiration Time, including, by reason of any (a) exercise of Jiff options or warrants or conversion of Jiff preferred stock or (b) stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar transaction (collectively, the “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares and shall be deemed to be Shares for the purposes hereof.
2.    Agreement to Vote Shares. From the Agreement Date until the Expiration Time, at every meeting of the Jiff Stockholders called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Stockholders requested with respect to any of the following, each Stockholder shall (as to himself, herself or itself (severally and not jointly)) or shall cause the holder of record of any applicable record date to irrevocably and unconditionally vote (or give written consent with respect to) the shares of Jiff Capital Stock beneficially owned by such Stockholder (the “Shares”) in respect of which such Stockholder is entitled to vote (a) in favor of (i) the adoption of the Merger Agreement and the approval of the principal terms of the Merger and (ii) in the case of a vote taken at a meeting, approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for adoption of the Merger Agreement and the approval of the principal terms of the Merger and (b) in favor of any other matter to be considered by the Jiff Stockholders that the Jiff Board has (A) determined is necessary or desirable for the consummation of the Merger and (B) recommended that the Jiff Stockholders adopt.
3.    Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants, as to himself, herself or itself (severally and not jointly), to Castlight as follows:
3.1    Securities. No person who is not a signatory to this Agreement (or such signatory’s spouse for purposes of applicable community property Laws) has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if such Stockholder is a partnership or a limited liability company, the rights and interests of Persons that own partnership interests or limited liability company membership interests or units in such Stockholder under the partnership agreement or operating agreement governing Stockholder and applicable partnership or limited liability company law, or if such Stockholder is a trust, the beneficiaries thereof). The Shares are not, and at the Expiration Time will not be, subject to any Encumbrances (other than Encumbrances created pursuant to this Agreement).
3.2    Power, Authorization and Validity. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has all requisite power and authority (if such Stockholder is an entity) or legal capacity (if such Stockholder is a natural person) to enter into this Agreement and to perform his, her or its obligations under this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors’ rights generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
3.3    No Consents.    No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Entity or other Person by or on behalf of such Stockholder is necessary or required to be made or obtained by such Stockholder to enable such Stockholder to lawfully execute and deliver, enter into, and perform its, his or her obligations under this Agreement except as has been made or obtained prior to the date of this Agreement.
3.4    No Conflict. The execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a)

if such Stockholder is an entity, violate or conflict with any provision of the certificate of incorporation or bylaws or other equivalent organizational or governing documents of such Stockholder, in each case as amended to date, (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the loss of any benefit under, result in the termination of, accelerate the performance required by, or result in a plan of termination or acceleration pursuant to any material Contract of such Stockholder applicable to any of the Shares, (c) violate or conflict with any Law applicable to such Stockholder or by which the Shares are bound, or (d) result in the creation of any Encumbrance upon any of the Shares, in the case of clauses (a), (b), (c) and (d), in a manner that would adversely affect the ability of such Stockholder, individually or in the aggregate, to perform his, her or its obligations under or otherwise comply with this Agreement.
3.5    Legal Proceedings. There is no claim, action, charge, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Entity, arbitrator, mediator or other tribunal or, to such Stockholder’s knowledge, investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom (each of the foregoing, a “Legal Proceeding”) against such Stockholder that relates in any way to this Agreement, the Merger Agreement, the Merger or any of the transactions contemplated hereby or thereby. To the knowledge of such Stockholder, no such Legal Proceeding has been threatened and there is no reasonable basis for any such Legal Proceeding.
4.    Covenants of Stockholder. Each Stockholder hereby covenants, as to himself, herself or itself (severally and not jointly), to Castlight as follows:
4.1    Compliance. From the date of this Agreement and until the Expiration Time, such Stockholder shall not (a) knowingly fail to act or take any action that would reasonably be expected to result in a breach of a representation or warranty contained herein, (b) take any action that would reasonably be expected to impair the ability of Stockholder to perform his, her or its obligations under this Agreement in any material respect or prevent or materially delay the consummation of the Merger or this Agreement; provided that nothing contained in this Section 4.1 shall be construed to prohibit such Stockholder (or its representatives) as a director of Jiff (if applicable) from exercising his or her fiduciary duties to stockholders under applicable Law.
4.2    No Voting Agreements. From the date of this Agreement and until the Expiration Time, such Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of Section 2.
4.3    Appraisal Rights. Such Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise any rights of appraisal that such Stockholder may have (whether under Section 262 of the DGCL or other applicable Law or otherwise) or could potentially have or acquire in connection with the execution and delivery of the Merger Agreement or the consummation of the Merger.
4.4    Stop Transfer Instructions. From the date of this Agreement and until the Expiration Time, in furtherance of this Agreement, such Stockholder hereby authorizes Castlight or its counsel to notify the Jiff’s transfer agent that there is a stop transfer order with respect to all of the Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Shares).
5.    Miscellaneous.
5.1    Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Shares and the New Shares, and not in such Stockholder’s capacity as a director, officer or employee of Jiff or in such Stockholder’s capacity as a trustee or fiduciary of any Jiff employee benefit plan, and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the Jiff Board or as an officer or fiduciary of Jiff, acting in such person’s capacity as a director, officer, employee or fiduciary of Jiff.
5.2    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a)  one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (b) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:
(i)    If to Castlight, to:
Castlight Health, Inc.
150 Spear Street, suite 400
San Francisco, CA 94105
Attention: General Counsel
[E-mail]
[Telephone Number]

with a copy (which shall not constitute notice) to:
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: Matthew Rossiter
Ken S. Myers
Facsimile No.: (650) 938-5200
Telephone No.: (650) 988-8500
(ii)    If to any Stockholder, at the address set forth below such Stockholder’s signature on the signature page executed by such Stockholder.
5.3    Specific Performance; Injunctive Relief. The parties hereto acknowledge that Castlight will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Castlight upon any such violation of this Agreement, Castlight shall have the right to enforce such covenants and agreements by injunctive relief, specific performance, or by any other means available to Castlight at law or in equity and each Stockholder hereby waives any and all defenses that could exist in its favor in connection with such injunction or enforcement and waives any requirement for the security or posting of any bond in connection with such injunction or enforcement.
5.4    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.
5.5    Entire Agreement; Nonassignability; Parties in Interest; Assignment. This Agreement and the documents, instruments and other agreements among the parties as contemplated by, referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. The representations and warranties and covenants of each Stockholder contained herein shall not survive the Closing, and no claim may be brought with respect to any breach of any representation, warranty or covenant hereunder following the Closing. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of Castlight, and any such assignment or delegation that is not consented to shall be null and void. Castlight may assign this Agreement to any direct or indirect wholly owned subsidiary of Castlight without the prior written consent of any Stockholder. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and assigns (including any Person to whom any Shares are Transferred).
5.6    Amendment; Waiver. Subject to applicable Law, the parties hereto may amend this Agreement as it applies to each Stockholder at any time by execution of an instrument in writing signed on behalf of each of Castlight and Stockholder. At any time, either Castlight or any Stockholder (as to himself, herself or itself) may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties, as applicable, waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of Castlight or any Stockholder to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of the other. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.

5.7    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
5.8    Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
5.9    Governing Law. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the State of Delaware solely in respect of the interpretation and enforcement of this Agreement and of the documents referred to herein, and in respect of the Merger, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the State of Delaware. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by any applicable Law shall be valid and sufficient service thereof.
5.10    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTION OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND

(d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.

CASTLIGHT HEALTH, INC.:

By:
Name:	John Doyle
Title:	President and COO

[SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.

JIFF STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

(Agreement Date)

[SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]